                      SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                               FOUR MEDIA COMPANY
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                     95-4599440
      (State of Incorporation                         (I.R.S. Employer
         or Organization)                            Identification No.)


                            2813 WEST ALAMEDA AVENUE
                            BURBANK, CA  91505-4455
   (Address, including zip code, of Registrant's principal executive offices)

       Securities to be Registered Pursuant to Section 12(b) of the Act:

             Title of Each Class     Name of Each Exchange on Which
             to be so Registered     Each Class is to be Registered
             -------------------     ------------------------------
                    None                          None

       Securities to be Registered Pursuant to Section 12(g) of the Act:


                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

   The description of the common stock, par value $.01 per share (the "Common Stock") of Four Media Company (the "Company") contained in Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-13721), filed with the Securities and Exchange Commission ("SEC") on December 27, 1996, under the heading "Description of Capital Stock" on page 51 of the Preliminary Prospectus, subject to completion, is hereby incorporated by reference pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended.


ITEM 2.   EXHIBITS.
          --------

     1.   Specimen Common Stock Certificate.*

     2.1 Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-13721), and incorporated by reference herein.

     2.2 Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-13721), and incorporated by reference herein.

     3. Page 51 of the Preliminary Prospectus, subject to completion, contained in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-13721), under the heading "Description of Capital Stock" and incorporated by reference herein.



     *    To be filed by amendment.

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

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: January 9, 1997            Four Media Company
                                 Registrant



                                 By: /s/ Robert T. Walston
                                     ----------------------------------
                                     Robert T. Walston, Chief Executive
                                     Officer



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